Exhibit 10.39

NEUSTAR, INC. EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

PURPOSE

The NeuStar, Inc. Employee Stock Purchase Plan (the “Plan”) is intended to encourage ownership of Common Stock of the Company by all Eligible Employees and to provide incentives for them to exert maximum efforts for the success of the Company. By extending to Eligible Employees the opportunity to acquire proprietary interests in the Company and to participate in its success, the Plan may be expected to benefit the Company and its shareholders by making it possible for the Company to attract and retain qualified employees. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986 (the “Code”).

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “Board” means the Board of Directors of the Company.

2.2 “Committee” means the Compensation Committee of the Board.

2.3 “Common Stock” means the Class A Common Stock, $0.001 par value per share, of the Company.

2.4 “Company” means NeuStar, Inc., a Delaware corporation, and its successors by operation of law.

2.5 “Compensation” means the base salary, plus annual bonus and sales commission received from the Company and/or Subsidiaries.

2.6 “Eligible Employee” means an Employee eligible to participate in the Plan under the terms of Article V; provided that senior vice presidents who report directly to the chief executive officer and the chief executive officer are not eligible to participate in the Plan.

2.7 Employee” means an employee of the Company or a Subsidiary formed in the United States, provided that an interim or temporary employee shall not be considered an Employee unless he or she has worked at least twenty (20) hours a week and five (5) months per year, is eighteen (18) years of age or older and has been employed for at least one (1) month with the Company or a Subsidiary. An individual who has been classified by the Company or a Subsidiary as an independent contractor shall not qualify as an “Employee” for purposes of the Plan, unless a court or governmental agency determines that the individual is an “Employee” for purposes of Treas. Reg. § 1.421-1(h).

2.8 “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, with respect to any class or series of outstanding shares of Common Stock, the Closing Price for such Common Stock on such date. The “Closing Price” on any date shall mean the closing price for such Common Stock, regular way, or, in case no such sale takes place on such day, the closing price for such Common Stock, regular way, on the last preceding trading day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Common Stock is listed or admitted to trading or, if such Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Common Stock selected by the Board or, in the event that no trading price is available for such Common Stock, the fair market value of the Common Stock, as determined in good faith by the Board.

2.9 “Offering Date” means the first business day of each Offering Period.

2.10 “Offering Period” means a period during which contributions may be made toward the purchase of Common Stock under the Plan, as determined pursuant to Article V.

2.11 “Participant” means an Eligible Employee that elects to participate in the Plan, as described in Article V.

2.12 “Plan Administrator” means the Committee and the individual or individuals appointed by the Committee under Section 4.1.

2.13 “Purchase Date” means the last day of each Offering Period.

2.14 “Subsidiary” means any corporation in which the Company controls, directly or indirectly, fifty percent (50%) or more of the combined voting power of all classes of stock and which has been designated by the Committee as a corporation whose employees may participate in this Plan.

ARTICLE III

STOCK SUBJECT TO THE PLAN

Subject to adjustment from time to time as provided in Article VII, the total number of shares of Common Stock which may be issued under the Plan is 600,000, which may be unissued shares, treasury shares or shares bought on the market.

ARTICLE IV

ADMINISTRATION

4.1 The Plan shall be administered by the Committee. The Committee may delegate administrative matters relating to the Plan (for the avoidance of doubt, including its authority under Section 4.2(a) of this Plan, but excluding its authority under Section 4.2(b) of this Plan), to such of the Company’s officers or employees as the Compensation Committee so determines.

4.2 The Plan Administrator shall have the plenary power, subject to and within the limits of the express provisions of the Plan:

(a) to construe and interpret the Plan and to establish, amend, and revoke rules and regulations for its administration, including determining all questions of policy and expediency that may arise, and correcting any defect, supplying any omission, reconciling any inconsistency and interpreting or resolving any ambiguity in the Plan or in any instrument associated with the Plan in a manner and to the extent it shall deem necessary or appropriate to operation of the Plan; and

(b) to the extent not provided in this Plan, to establish the terms under which Common Stock may be purchased, including but not limited to: the purchase price of Common Stock, the commencement date of an

Offering Period, the duration of an Offering Period, the number of Offering Periods per year, the minimum and maximum amount of contributions allowable per Participant in an Offering Period, and the number of shares purchasable in an Offering Period.

4.3 The Plan Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Plan Administrator is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not in the Plan.

4.4 The Plan Administrator may adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code and shall be deemed to be outside the scope of Section 423 of the Code unless the terms of the sub-plan provide to the contrary. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Article IV, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. The Plan Administrator shall not be required to obtain the approval of stockholders prior to the adoption, amendment or termination of any sub-plan unless required by the laws of the foreign jurisdiction in which Eligible Employees participating in the sub-plan are located.

ARTICLE V

ELIGIBILITY AND PARTICIPATION

The persons eligible to participate in the Plan (Eligible Employees) shall consist of all Employees of the Company and/or a Subsidiary formed in the United States who work at least 20 hours a week and 5 months per year and are eighteen (18) years of age or older, and who have been employed by the Company for at least one (1) month prior to the beginning of the applicable Offering Period. Contract and temporary staff are not eligible to participant in the plan.

Unless and until the Plan Administrator determines otherwise, there will be two (2) six-month Offering Periods each calendar year, one commencing on the first trading day of May and ending on the last trading day of the next following October, and the other commencing on the first trading day of November and ending on the last trading day of the next following April. In order to participate in the Plan for a particular Offering Period, an Eligible Employee must complete the required enrollment forms and file such forms with the Plan Administrator or its designee no later than the due date prescribed by the Plan Administrator. The enrollment forms will include a payroll deduction authorization directing the Company to make payroll deductions from the Participant’s Compensation, designated in whole percentages, at a rate of not less than one percent (1%) of such Compensation and not to exceed ten percent (10%) of such Compensation per pay period (unless and until, in each case) the Plan Administrator determines otherwise), for purposes of acquiring Common Stock under the Plan. A Participant may discontinue his or her participation in the Plan as provided in Section 6.4, or may decrease (but not increase) the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new enrollment form authorizing a change in payroll deduction rate. The Plan Administrator may, in its discretion, limit the number of deduction rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new deduction authorization form unless the Company elects to process a given change in participation more quickly. Unless the Plan Administrator provides otherwise, a Participant’s deduction authorization will continue in effect from Offering Period to Offering Period, unless the Participant ceases participation in the Plan or elects a different rate by filing the appropriate form with the Plan Administrator on the due date designated by the Plan Administrator prior to the first day of the Offering Period for which the new rate is to become effective. Payroll deductions, however, will automatically cease upon termination of the Participant’s right to purchase Common Stock under this Plan.

ARTICLE VI

TERMS AND CONDITIONS

An Eligible Employee who participates in this Plan for a particular Offering Period will have the right to acquire Common Stock upon the terms and conditions set forth in this Plan, and must enter into an agreement (which may be the payroll deduction authorization) with the Company setting forth such terms and conditions and such other provisions, not inconsistent with the Plan, as the Plan Administrator may deem advisable.

6.1 Purchase Price. Unless and until the Plan Administrator determines otherwise, the purchase price per share for an Offering Period will be eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Offering Date or on the Purchase Date, whichever is lower. In no event shall the purchase price be less than the lesser of (i) eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Purchase Date.

6.2 Number of Shares. The number of shares purchasable per Participant per Offering Period will be the number of shares obtained by dividing the amount collected from the Participant through payroll deductions during that Offering Period by the purchase price in effect for such Offering Period. Subject to Section 6.11, unless and until the Plan Administrator determines otherwise, the maximum number of shares that may be purchased by an Eligible Employee with respect to an Offering Period is 2,000 shares.

6.3 Payroll Deductions. The amounts collected from a Participant through payroll deductions will be credited to the Participant’s individual account maintained on the Company’s books, but no separate account will actually be established to hold such amounts. Interest will not be credited or paid on any amounts held for, credited or recorded, refunded or otherwise paid over to, for or on behalf of a Participant. The amounts collected from each Participant may be commingled with the general assets of the Company and may be used for any corporate purpose.

6.4 Termination of Purchase Rights. A Participant may, through notification to the Plan Administrator or its designee by the due date specified by the Plan Administrator prior to the close of the Offering Period, terminate his or her outstanding purchase right and receive a refund of the amounts deducted from his or her earnings under the terminated right. The Participant will not be eligible to rejoin the Offering Period following the termination of the purchase right and will have to re-enroll in the Plan in accordance with the requirements outlined in Article VI should he or she wish to resume participation in a subsequent Offering Period.

6.5 Termination of Employment. If a Participant ceases to be an Employee for any reason during an Offering Period, his or her outstanding purchase right will immediately terminate and all sums previously collected from the Participant under the terminated right will be refunded.

6.6 Exercise. Each outstanding purchase right will be exercised automatically as of the last day of the Offering Period. The exercise of the purchase right is to be effected by applying the amount credited to each Participant’s account on the last day of the Offering Period to the purchase of shares of Common Stock at the purchase price in effect for the Offering Period. No purchase rights granted under the Plan may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is believed by the Plan Administrator to be in material compliance with all applicable federal, state, foreign, and other securities and other laws applicable to the Plan. If, on the purchase date during any Offering Period hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no purchase rights granted under the Plan or any

Offering Period shall be exercisable on such purchase date. If, on the purchase date under any Offering Period hereunder, the shares of Common Stock are not registered and the Plan is not in such compliance, purchase rights granted under the Plan which are not in compliance shall not be exercisable and all payroll deductions and/or other contributions accumulated during the Offering Period shall be refunded to the Participants, unless the Plan Administrator determines to extend the Offering Period. The provisions of this Section 6.6 shall comply with the requirements of Section 423(b)(5) of the Code to the extent applicable.

6.7 Proration of Purchase Right. Should the total number of shares of Common Stock for which the outstanding purchase rights are to be exercised on any particular date exceed the number of shares then available for issuance under the Plan, the available shares will be allocated pro-rata on a uniform and non-discriminatory basis, and any amounts credited to the accounts of Participants will, to the extent not applied to the purchase of Common Stock, be promptly refunded.

6.8 Rights as Stockholder. A Participant will have no rights as a stockholder with respect to shares subject to any purchase right held by such individual under the Plan until that right is exercised and Common Stock is credited to the Participant’s account. No adjustments will be made for any dividends or distributions for which the record date is prior to such date.

6.9 Receipt of Stock. As soon as practicable after the end of the Offering Period, the Participant will be entitled to receive either a stock certificate for the number of purchased shares or confirmation from a broker designated by the Company that the Participant’s account at the broker has been credited with the number of purchased shares.

6.10 Assignability. No purchase right granted to a Participant will be assignable or transferable and a purchase right will be exercisable only by the Participant.

6.11 Limitations. Payroll deductions for purchase rights during a calendar year shall cease when such deductions for a Participant exceed $25,000 (or such other maximum as may be prescribed from time to time by the Code) in accordance with the provisions of Section 423(b)(8) of the Code. No Participant shall be granted a right to purchase Common Stock under this plan:

(a) if such Participant, immediately after his or her election to purchase the Common Stock, would own stock possessing more than five percent of the total combined voting power or value of all classes of stock of the Company or its parent or subsidiary, computed in accordance with Section 423(b)(3) of the Code; or

(b) if under the terms of the Plan the rights of the Participant to purchase stock under this and all other qualified employee stock purchase plans of the Company would accrue at a rate which exceeds $25,000 of fair market value of the Common Stock (determined at the time such right is granted) for each calendar year for which such right is outstanding at any time.

6.12 No Right to Continued Employment. Nothing in this Plan or in any purchase right under the Plan shall confer on any Employee any right to continue in the employment of the Company or any of its Subsidiaries or to interfere in any way with the right of the Company or any of its Subsidiaries to terminate his or her employment at any time.

ARTICLE VII

ADJUSTMENT IN NUMBER OF SHARES AND IN PURCHASE PRICE

In the event there is any change in the shares of the Company through the declaration of stock dividends or a stock split-up, or through recapitalization resulting in share split-ups, or combinations or exchanges of shares, or otherwise, the Committee shall make appropriate adjustments in the number of shares available for purchase under the Plan, as well as the shares subject to purchase rights and purchase price thereof, and shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances, and its determination shall be final, binding and conclusive.

ARTICLE VIII

AMENDMENT OF THE PLAN.

The Committee at any time, and from time to time, may amend the Plan, provided, that no amendment will be made without shareholder approval, where such approval is required under Section 423 of the Code or other applicable laws or regulations, including the rules and regulations of any applicable securities exchange.

The rights and obligations with respect to purchase rights at any time outstanding under the Plan may not be altered or impaired by any amendment of the Plan, except (a) with the consent of the person to whom such purchase rights were granted, (b) as necessary to comply with any laws or regulations, or (c) as necessary to ensure that the Plan and/or purchase rights granted under the Plan comply with the requirements of Section 423 of the Code.

ARTICLE IX

TERMINATION OR SUSPENSION OF PLAN

The Committee may at any time suspend or terminate the Plan, but no such action may adversely affect the Participants’ rights and obligations with respect to purchase rights which are at the time outstanding under the Plan, except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to comply with any laws or regulations, or (iii) as necessary to ensure that the Plan and/or purchase rights granted under the Plan comply with the requirements of Section 423 of the Code. No Offering Period may commence while the Plan is suspended or after it is terminated.

ARTICLE X

GOVERNING LAW

To the extent not preempted by federal law, the Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

ARTICLE XI

EFFECTIVE DATE

This Plan was adopted by the Board on April 5, 2012, subject to approval by the Company’s stockholders in accordance with Section 423 of the Code.